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                                                                    EXHIBIT 99.1



                            [RESPIRONICS LETTERHEAD]



                                January 29, 1998


Healthdyne Technologies, Inc.
1255 Kennestone Circle
Marietta, Georgia 30066

Ladies and Gentlemen:

         In order to clarify the Agreement and Plan of Reorganization dated as of November 10, 1997, as amended (the "Reorganization Agreement") and the Agreement and Plan of Merger dated as of November 10, 1997, attached as Appendix A to the Reorganization Agreement, as amended (the "Merger Agreement"), please confirm the following by signing and returning this letter:

         1. It is understood and agreed that Paul Yokubinas, who was listed on Appendix E to the Reorganization Agreement, will not enter into a Consulting Agreement at the closing;

         2. Schedule I attached to this letter is the list of officers of the Surviving Corporation referred to in Section 3 of the Merger Agreement and was inadvertently omitted from the Merger Agreement.

                                                     Very truly yours,

                                                     RESPIRONICS, INC.


                                                     By: /s/ Dennis S. Meteny
                                                        -----------------------

Accepted and agreed to:

HEALTHDYNE TECHNOLOGIES, INC.


By: /s/ Craig B. Reynolds
   ------------------------

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                         SCHEDULE I TO MERGER AGREEMENT


         Dennis S. Meteny            President and Chief Executive Officer

         Craig B. Reynolds           Vice President

         Daniel J. Bevevino          Vice President and Treasurer

         Steven P. Fulton            Vice President and General Counsel

         Dorita A. Pishko            Secretary